Exhibit 99.1

Contact:	Gary Thompson – Media	Jonathan Halkyard – Investors
	Harrah’s Entertainment, Inc.	Harrah’s Entertainment, Inc.
	(702) 407-6529	(702) 407-6080

Harrah’s Entertainment Reports 2009 Second-Quarter, First-Half Results

•	Revenues decline 12.7 percent from 2008 second quarter

•	Second-Quarter Property EBITDA declines 9.4 percent from prior year

•	Net gains from debt retirements and impairment charges affect results

•	Harrah’s Operating Company exchange offer, note sale strengthen balance sheet

LAS VEGAS – July 24, 2009 – Harrah’s Entertainment, Inc. today reported the following financial results for the 2009 second quarter and first half:

HARRAH’S ENTERTAINMENT, INC.

Company-wide Results

	Successor	Successor	Percent Increase/ (Decrease)
	Three Months Ended
(In millions)	June 30, 2009	June 30,2008
Total revenues	$2,271.4	$2,602.1	(12.7)%
Income from operations	6.3	323.1	(98.1)%
Income/(loss) from continuing operations, net of tax (a)	2,280.6	(97.6)	N/M
Property EBITDA	585.5	646.0	(9.4)%
Adjusted EBITDA (b)	565.6	634.3	(10.8)%

(a )	Due to the January 1, 2009, adoption of a recent accounting pronouncement, certain 2008 amounts have been recasted to conform to the 2009 presentation.

(b)	Does not include the pro forma effect of yet-to-be-realized cost savings from our profitability program.

(In millions)	Successor Period Six Months Ended June 30, 2009	Successor Period Jan. 28, 2008 Through June 30, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Six Months Ended June 30, 2008	Increase/ (Decrease)
Total revenues	$4,526.1	$4,442.6	$760.1	$5,202.7	(13.0)%
Income/(loss) from operations	291.7	760.9	(36.8)	724.1	(59.7)%
Income/(loss) from continuing operations, net of tax (a)	2,153.2	(273.1)	(99.4)	(372.5)	N/M
Property EBITDA	1,146.8	1,125.2	171.2	1,296.4	(11.5)%
Adjusted EBITDA (b)	1,112.9	1,088.3	172.0	1,260.3	(11.7)%

( a)	Due to the January 1, 2009, adoption of a recent accounting pronouncement, certain 2008 amounts have been recasted to conform to the 2009 presentation.

(b)	Does not include the pro forma effect of yet-to-be-realized cost savings from our profitability program.

On January 28, 2008, Harrah’s Entertainment was acquired by affiliates of Apollo Global Management, LLC and TPG Capital, LP. In accordance with Generally Accepted Accounting Principles (GAAP), we have separated our 2008 historical financial results in the presentations included herein between the Successor period from January 28, 2008, through June 30, 2008, and the Predecessor period from January 1, 2008, through January 27, 2008. However, we have also combined the Successor and Predecessor periods’ results for the six months ended June 30, 2008, because company management believes doing so provides a meaningful presentation and comparison of results.

Property Earnings Before Interest, Taxes, Depreciation and Amortization (Property EBITDA) and Adjusted EBITDA are not GAAP measurements but are commonly used in the gaming industry as measures of performance and as bases for valuation of gaming companies and, in the case of Adjusted EBITDA, as a measure of compliance with certain debt covenants. Reconciliations of Property EBITDA to Income/(loss) from operations and Loss from continuing operations to Last Twelve Months (LTM) Adjusted EBITDA are attached to this release.

The company’s 2009 second-quarter income from operations was $6.3 million, compared with income from operations of $323.1 million in the 2008 second quarter. Included in the 2009 second quarter income from operations was a $297.1 million charge for impairments of goodwill and other intangible assets. Income from continuing operations, net of tax, for the 2009 second quarter was $2.3 billion, compared with a loss of $97.6 million in the year-ago quarter. The 2009 second-quarter income from continuing operations, net of tax, included a pre-tax gain of $4.3 billion related to the early extinguishment of debt in the 2009 quarter, as a result of the debt exchange offer and open-market purchases of debt discussed below. Under the American Recovery and Reinvestment Act of 2009 (“the Act”), the company received temporary relief under the Delayed Recognition of Cancellation of Debt Income (“CODI”) rules. The Act contains a provision that allows for a five-year deferral of CODI for debt reacquired in 2009, followed by recognition of CODI ratably over the succeeding five years. As a result our exchange offers, we recognized a deferred tax liability of approximately $1.7 billion related to the gain.

First-half revenues declined 13 percent to $4.5 billion from $5.2 billion in the first six months of 2008. Income from operations totaled $291.7 million in the 2009 first half, compared with $724.1 million in the prior-year period. Income from continuing operations, net of tax, for the first six months of 2009 was $2.2 billion, compared with a net loss of $372.5 million in the first half of 2008.

During the 2009 second quarter, Harrah’s Operating Company, Inc., (HOC), a wholly owned subsidiary of Harrah’s Entertainment, completed offers to exchange approximately $3.6 billion principal amount of new 10.0 percent second-priority senior secured notes due 2018 for approximately $5.4 billion aggregate principal amount of outstanding debt with maturity dates ranging from 2010 to 2018. As a result, HOC was able to reduce its overall debt by approximately $1.8 billion principal amount and decrease its annual cash interest expense by $73 million.

HOC also received consent by a majority of holders of its 10.75 percent Senior Notes due 2016 and 10.75 percent/11.5 percent Senior Toggle Notes due 2018 to eliminate or waive restrictive covenants and certain events of default contained in those notes. Additionally, HOC and Harrah’s BC, Inc., (HBC), another wholly owned subsidiary of Harrah’s Entertainment, purchased approximately $1.3 billion principal amount of HOC’s notes either through tender offers or open market purchases during the quarter For these transactions, the estimated annual consolidated cash interest expense savings is approximately $142 million.

Also in the second quarter, after receiving consent to amend certain covenants under its credit agreement, HOC issued $1.375 billion principal amount of 11.25 percent senior secured notes due 2017 and used the net proceeds to retire a portion of its debt under its credit agreement.

“The second-quarter financing activities enabled us to extend our average debt maturity and improve our overall liquidity,” said Gary Loveman, Harrah’s chairman, president and chief executive officer. “The note sale, credit-facility amendment, exchange offers and open-market repurchases of HOC notes have strengthened our balance sheet and enhanced our financial flexibility.

“We still face challenges, particularly in Las Vegas and Atlantic City, though our cost-reduction efforts led to improved second-quarter EBITDA margins in other markets we serve,” Loveman said. “A bright spot in Las Vegas was the on-schedule opening this month of our new state-of-the-art convention and meeting center at Caesars Palace.”“

A substantial portion of the debt of Harrah’s Entertainment’s consolidated group is issued by HOC. Therefore, the company believes it is meaningful to also provide information pertaining to the results of operations of HOC. The information for HOC assumes that a post-January 2008 swap of certain properties between HOC and Harrah’s Entertainment that was consummated during the 2008 second quarter actually occurred on January 1, 2008.

HARRAH’S OPERATING COMPANY

Overall

(In millions)	Successor Three Months Ended June 30, 2009	Successor June 30,2008	Percent Increase/ (Decrease)
Total revenues	$1,729.7	$1,949.0	(11.3)%
Income from operations	197.4	200.8	(1.7)%
Income/(loss) from continuing operations, net of tax (a)	2,299.6	(121.2)	N/M
Property EBITDA	427.8	436.7	(2.0)%
Adjusted EBITDA (b)	421.9	424.2	(0.5)%

(a)	Due to the January 1, 2009 adoption of a recent accounting pronouncement, certain 2008 amounts have been recasted to conform to the 2009 presentation.

(b)	Does not include the pro forma effect of yet-to-be-realized cost savings from our profitability program.

(In millions)	Successor Period Six Months Ended June 30, 2009	Successor Period Jan. 28, 2008 Through June 30, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Six Months Ended June 30, 2008	Percent Increase/ (Decrease)
Total revenues	$3,482.2	$3,339.4	$577.5	$3,916.9	(11.1)%
Income/(loss) from operations	415.6	536.8	(43.2)	493.6	(15.8)%
Income/(loss) from continuing operations, net of tax (a)	2,170.8	(299.5)	(106.2)	(405.7)	N/M
Property EBITDA	846.2	779.9	109.6	889.5	(4.9)%
Adjusted EBITDA (b)	829.2	725.5	143.0	868.5	(4.5)%

(a)	Due to the January 1, 2009 adoption of a recent accounting pronouncement, certain 2008 amounts have been recasted to conform to the 2009 presentation.

(b)	Does not include the pro forma effect of yet-to-be-realized cost savings from our profitability program.

Summaries of results by region follow:

Las Vegas Region

While hotel occupancy was strong at nearly 95 percent, second-quarter and first-half revenues declined in the Las Vegas Region from the year-earlier periods due to lower spend per visitor and weakness in the group-travel business, which led to lower average daily room rates. The 2009 second-quarter and year-to-date (loss)/income from operations declined compared with respective 2008 results due to lower visitor spend and a $255.1 million charge recorded in the quarter for impairment of goodwill for certain of the Las Vegas Strip properties.

HARRAH’S ENTERTAINMENT, INC.

Las Vegas Region

	Successor	Successor	Percent Increase/ (Decrease)
	Three Months Ended
(In millions)	June 30, 2009	June 30,2008
Total revenues	$705.2	$873.1	(19.2)%
(Loss)/income from operations	(123.3)	199.0	(162.0)%
Property EBITDA	210.6	286.4	(26.5)%

(In millions)	Successor Period Six Months Ended June 30, 2009	Successor Period Jan. 28, 2008 Through June 30, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Six Months Ended June 30, 2008	Percent Increase/ (Decrease)
Total revenues	$1,391.6	$1,482.5	$253.6	$1,736.1	(19.8)%
Income from operations	0.5	341.9	51.9	393.8	(99.9)%
Property EBITDA	409.2	485.8	76.0	561.8	(27.2)%

Las Vegas Region properties include Harrah’s Las Vegas, Rio, Bally’s Las Vegas, Paris, Flamingo Las Vegas, Caesars Palace, Imperial Palace and Bill’s Gamblin’ Hall & Saloon.

HARRAH’S OPERATING COMPANY

Las Vegas Region

	Successor	Successor	Percent Increase/ (Decrease)
	Three Months Ended
(In millions)	June 30, 2009	June 30,2008
Total revenues	$306.6	$380.9	(19.5)%
Income from operations	51.3	83.8	(38.8)%
Property EBITDA	82.2	114.9	(28.5)%

(In millions)	Successor Period Six Months Ended June 30, 2009	Successor Period Jan. 28, 2008 Through June 30, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Six Months Ended June 30, 2008	Percent Increase/ (Decrease)
Total revenues	$611.8	$641.4	$118.5	$759.9	(19.5)%
Income from operations	100.2	140.3	29.7	170.0	(41.1)%
Property EBITDA	160.8	192.0	38.1	230.1	(30.1)%

Las Vegas Region properties include Bally’s Las Vegas, Caesars Palace, Imperial Palace and Bill’s Gamblin’ Hall & Saloon.

Atlantic City Region

The same factors that impacted results for the past year – competition from gaming operations in Pennsylvania, the weak economy and smoking restrictions – led to reduced visitation and customer spend per trip, driving declines in the Atlantic City Region results during the three and six months ended June 30, 2009.

HARRAH’S ENTERTAINMENT, INC.

Atlantic City Region

	Successor	Successor	Percent Increase/ (Decrease)
	Three Months Ended
(In millions)	June 30, 2009	June 30,2008
Total revenues	$516.2	$599.8	(13.9)%
Income from operations	67.4	71.3	(5.5)%
Property EBITDA	114.5	133.1	(14.0)%

(In millions)	Successor Period Six Months Ended June 30, 2009	Successor Period Jan. 28, 2008 Through June 30, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Six Months Ended June 30, 2008	Percent Increase/ (Decrease)
Total revenues	$1,000.1	$1,008.0	$160.8	$1,168.8	(14.4)%
Income from operations	104.5	130.5	18.7	149.2	(30.0)%
Property EBITDA	200.7	232.8	36.4	269.2	(25.4)%

Atlantic City Region properties include Harrah’s Atlantic City, Showboat Atlantic City, Caesars Atlantic City, Bally’s Atlantic City and Harrah’s Chester.

HARRAH’S OPERATING COMPANY

Atlantic City Region

	Successor	Successor	Percent Increase/ (Decrease)
	Three Months Ended
(In millions)	June 30, 2009	June 30,2008
Total revenues	$390.9	$460.4	(15.1)%
Income from operations	48.8	51.3	(4.9)%
Property EBITDA	81.0	95.0	(14.7)%

(In millions)	Successor Period Six Months Ended June 30, 2009	Successor Period Jan. 28, 2008 Through June 30, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Six Months Ended June 30, 2008	Percent Increase/ (Decrease)
Total revenues	$760.7	$780.9	$125.8	$906.7	(16.1)%
Income from operations	73.9	96.4	8.0	104.4	(29.2)%
Property EBITDA	141.0	169.1	21.9	191.0	(26.2)%

Atlantic City Region properties include Showboat Atlantic City, Caesars Atlantic City, Bally’s Atlantic City and Harrah’s Chester.

Louisiana/Mississippi Region

The weak economy led to lower guest volumes that yielded second-quarter and first-half 2009 revenue declines in the Louisiana/Mississippi Region, although cost-saving initiatives, primarily in the Tunica, Mississippi market led to margin improvements and higher Property EBITDA compared with the 2008 second quarter and first half. The 2008 quarter and first six months were also impacted by construction disruptions related to the re-branding and remodeling of Harrah’s Tunica. Also included in the six months ended June 30, 2008, income from operations were insurance proceeds of $185.4 million representing final settlement of claims related to 2005 hurricane damages.

HARRAH’S ENTERTAINMENT, INC.

Louisiana/Mississippi Region

	Successor	Successor	Percent Increase/ (Decrease)
	Three Months Ended
(In millions)	June 30, 2009	June 30,2008
Total revenues	$314.9	$368.2	(14.5)%
Income from operations	53.1	46.1	15.2%
Property EBITDA	80.0	77.2	3.6%

In millions)	Successor Period Six Months Ended June 30, 2009	Successor Period Jan. 28, 2008 Through June 30, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Six Months Ended June 30, 2008	Percent Increase/ (Decrease)
Total revenues	$649.4	$642.6	$106.1	$748.7	(13.3)%
Income from operations	111.4	278.8	10.1	288.9	(61.4)%
Property EBITDA	165.3	144.1	18.6	162.7	1.6%

Louisiana/Mississippi Region properties include Harrah’s New Orleans, Horseshoe Bossier City, Louisiana Downs, Horseshoe Tunica, Harrah’s Tunica, Sheraton Tunica and Grand Casino Biloxi.

Iowa/Missouri Region

Cost-saving initiatives at all our properties in the Iowa/Missouri Region more than offset the second-quarter and first-half revenue declines, which were due to the weak economy that continued to impact guest volumes.

HARRAH’S ENTERTAINMENT, INC.

Iowa/Missouri Region

	Successor	Successor	Percent Increase/ (Decrease)
	Three Months Ended
(In millions)	June 30, 2009	June 30,2008
Total revenues	$190.6	$196.3	(2.9)%
Income from operations	49.8	40.3	23.6%
Property EBITDA	62.1	53.8	15.4%

(In millions)	Successor Period Six Months Ended June 30, 2009	Successor Period Jan. 28, 2008 Through June 30, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Six Months Ended June 30, 2008	Percent Increase/ (Decrease)
Total revenues	$384.2	$339.3	$55.8	$395.1	(2.8)%
Income from operations	97.6	71.0	7.7	78.7	24.0%
Property EBITDA	123.0	94.5	13.0	107.5	14.4%

Iowa/Missouri/Kansas Region properties include Harrah’s St. Louis, Harrah’s Council Bluffs, Horseshoe Council Bluffs and Harrah’s North Kansas City.

Illinois/Indiana Region

The strong performance at the expanded Horseshoe Hammond led to revenue gains compared to 2008. Combined with ongoing cost reductions at the other properties in the region, revenues, income from operations and Property EBITDA improved relative to the 2008 second-quarter and first-half results.

HARRAH’S ENTERTAINMENT, INC.

Illinois/Indiana Region

	Successor	Successor	Percent Increase/ (Decrease)
	Three Months Ended
(In millions)	June 30, 2009	June 30,2008
Total revenues	$313.1	$294.5	6.3%
Income from operations	51.6	42.7	20.8%
Property EBITDA	72.4	59.9	20.9%

(In millions)	Successor Period Six Months Ended June 30, 2009	Successor Period Jan. 28, 2008 Through June 30, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Six Months Ended June 30, 2008	Percent Increase/ (Decrease)
Total revenues	$616.4	$502.6	$85.5	$588.1	4.8%
Income from operations	88.0	69.8	8.7	78.5	12.1%
Property EBITDA	139.6	96.4	13.6	110.0	26.9%

Illinois/Indiana properties include Horseshoe Hammond, Harrah’s Joliet, Harrah’s Metropolis and Horseshoe Southern Indiana.

Other Nevada Region

Second-quarter results for the Other Nevada Region declined from the year-ago period due to lower visitation levels and spend per trip, though cost-saving initiatives partially offset the revenue declines.

HARRAH’S ENTERTAINMENT, INC.

Other Nevada

	Successor	Successor	Percent Increase/ (Decrease)
	Three Months Ended
(In millions)	June 30, 2009	June 30,2008
Total revenues	$114.5	$140.8	(18.7)%
Income from operations	11.5	11.8	(2.5)%
Property EBITDA	24.6	24.5	0.4%

(In millions)	Successor Period Six Months Ended June 30, 2009	Successor Period Jan. 28, 2008 Through June 30, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Six Months Ended June 30, 2008	Percent Increase/ (Decrease)
Total revenues	$229.1	$248.6	$38.9	$287.5	(20.3)%
Income from operations	19.1	25.9	0.5	26.4	(27.7)%
Property EBITDA	45.4	47.6	4.5	52.1	(12.9)%

Other Nevada properties include Harrah’s Reno, Harrah’s Lake Tahoe, Harvey’s Lake Tahoe, Bill’s Casino and Harrah’s Laughlin.

HARRAH’S OPERATING COMPANY

Other Nevada

	Successor	Successor	Percent Increase/ (Decrease)
	Three Months Ended
(In millions)	June 30, 2009	June 30,2008
Total revenues	$78.9	$96.6	(18.3)%
Income from operations	5.4	4.9	10.2%
Property EBITDA	13.5	12.5	8.0%

(In millions)	Successor Period Six Months Ended June 30, 2009	Successor Period Jan. 28, 2008 Through June 30, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Six Months Ended June 30, 2008	Percent Increase/ (Decrease)
Total revenues	$157.0	$172.3	$26.8	$199.1	(21.1)%
Income/(loss) from operations	6.6	13.1	(1.9)	11.2	(41.1)%
Property EBITDA	22.8	26.2	1.2	27.4	(16.8)%

Other Nevada properties include Harrah’s Reno, Harrah’s Lake Tahoe, Harvey’s Lake Tahoe and Bill’s Casino.

Managed/International/Other

Improved Property EBITDA for the 2009 second quarter and first six months was due largely to improved cost management at the company’s London Clubs International properties, which helped offset the impact of lower revenues from the effect of the economy. The company recognized a $42.0 million impairment on certain non-amortizing intangible assets which is driving the Loss from operations in the quarter and first half 2009 results.

HARRAH’S ENTERTAINMENT, INC.

Managed/International/Other

	Successor	Successor	Percent Increase/ (Decrease)
	Three Months Ended
(In millions)	June 30, 2009	June 30,2008
Total revenues	$116.9	$129.4	(9.7)%
Loss from operations	(62.0)	(46.4)	(33.6)%
Property EBITDA	21.3	11.1	91.9%

(In millions)	Successor Period Six Months Ended June 30, 2009	Successor Period Jan. 28, 2008 Through June 30, 2008	Predecessor Period Jan. 1, 2008 Through Jan. 27, 2008	Combined Six Months Ended June 30, 2008	Percent Increase/ (Decrease)
Total revenues	$255.3	$219.0	$59.4	$278.4	(8.3)%
Income/(loss) from operations	(57.1)	(73.6)	(0.3)	(73.9)	22.7%
Property EBITDA	63.6	24.0	9.1	33.1	92.1%

Managed/International/Other results include income from our managed properties, results of our international properties and certain marketing and administrative expenses, including development costs, and income from our non-consolidated subsidiaries.

Other items

The continued impact of economic conditions on our Las Vegas properties prompted an assessment of certain intangible assets for impairment during second quarter, and as a result of the analysis, we recorded a total charge of $297.1 million for the impairment of goodwill and other intangible assets in the 2009 second quarter.

Interest expense decreased in the 2009 second-quarter and year-to-date periods compared with 2008 due to lower debt levels resulting from HOC debt exchanges completed in December 2008 and April 2009 and repurchases of debt in open-market transactions.

As a result of the exchange offer and open-market purchases during the second quarter, gains of $4.3 billion on early extinguishment of debt were recognized and are included in the quarter and year-to-date results.

For the 2009 second quarter, tax expense, driven primarily by gains on early extinguishments of debt, was recognized at an effective rate after non-controlling interests of 40.6 percent, whereas in the year-ago quarter operating losses resulted in tax benefits at an effective rate after non-controlling interests of 30.8 percent.

Harrah’s Entertainment, Inc. is the world’s largest provider of branded casino entertainment. Since its beginning in Reno, Nevada, more than 70 years ago, Harrah’s has grown through development of new properties, expansions and acquisitions, and now operates casinos on four continents. The company’s properties operate primarily under the Harrah’s®, Caesars® and Horseshoe® brand names; Harrah’s also owns the World Series of Poker® and a majority interest in the London Clubs International family of casinos. Harrah’s Entertainment is focused on building loyalty and value with its customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. For more information, please visit www.harrahs.com.

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Harrah’s. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Harrah’s may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein): the outcome of any legal proceedings that have been, or will be, instituted against the company related to the acquisition of the company by affiliates of TPG Capital and Apollo Management; the impact of the company’s significant indebtedness; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; access to available and reasonable financing on a timely basis; the ability to timely and cost-effectively integrate acquisitions into our operations; changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales or hotel sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents or natural disasters; abnormal gaming holds; the potential difficulties in employee retention as a result of the sale of the company to affiliates of TPG Capital and Apollo Management; and the effects of competition, including locations of competitors and operating and market competition.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah’s disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.

-More-

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED SUMMARY OF OPERATIONS

(UNAUDITED)

	Successor	Successor	Successor Six Months Ended June 30,2009	Successor Jan. 28, 2008 Through June 30, 2008	Predecessor Jan. 1, 2008 Through Jan. 27, 2008	Combined Six Months Ended June 30, 2008
	Three Months Ended
	June 30, 2009	Successor June 30, 2008
Revenues	$2,271.4	$2,602.1	$4,526.1	$4,442.6	$760.1	$5,202.7
Property operating expenses	(1,685.9)	(1,956.1)	(3,379.3)	(3,317.4)	(588.9)	(3,906.3)
Depreciation and amortization	(168.8)	(176.2)	(341.2)	(300.4)	(63.5)	(363.9)

Operating profit	416.7	469.8	805.6	824.8	107.7	932.5
Corporate expense	(41.7)	(36.6)	(72.0)	(61.3)	(8.5)	(69.8)
Merger and integration costs	(0.1)	(5.1)	(0.3)	(22.1)	(125.6)	(147.7)
(Losses)/income on interests in non-consolidated affiliates	(0.3)	0.5	(0.1)	1.3	0.5	1.8
Amortization of intangible assets	(43.7)	(48.2)	(87.5)	(80.5)	(5.5)	(86.0)
Impairment of intangible assets	(297.1)	—	(297.1)	—	—	—
Project opening costs and other items	(27.5)	(57.3)	(56.9)	98.7	(5.4)	93.3

Income/(loss) from operations	6.3	323.1	291.7	760.9	(36.8)	724.1
Interest expense, net of interest capitalized	(463.4)	(468.0)	(960.2)	(935.9)	(89.7)	(1,025.6)
Gains/(losses) on early extinguishments of debt	4,279.5	—	4,280.7	(211.3)	—	(211.3)
Other income, including interest income	10.6	3.8	19.1	11.5	1.1	12.6

Income/(loss) before income taxes	3,833.0	(141.1)	3,631.3	(374.8)	(125.4)	(500.2)
Income tax (provision)/benefit	(1,552.4)	43.5	(1,478.1)	101.7	26.0	127.7

Income/(loss) from continuing operations, net of tax (a)	2,280.6	(97.6)	2,153.2	(273.1)	(99.4)	(372.5)
Discontinued operations, net of tax	(0.1)	0.4	(0.2)	87.6	0.1	87.7

Net income/(loss) (a)	2,280.5	(97.2)	2,153.0	(185.5)	(99.3)	(284.8)
Less: net (income)/loss attributable to non-controlling interests	(7.7)	(0.4)	(12.9)	1.0	(1.6)	(0.6)

Net income/(loss) attributable to Harrah’s Entertainment, Inc.	$2,272.8	$(97.6)	$2,140.1	$(184.5)	$(100.9)	$(285.4)

(a)	Due to the January 1, 2009 adoption of a recent accounting pronouncement, certain 2008 amounts have been recasted to conform to the 2009 presentations.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL OPERATING INFORMATION

(UNAUDITED)

	Successor	Successor	Combined Six Months Ended June 30, 2009	Successor Jan. 28, 2008 Through June 30, 2008	Predecessor Jan. 1, 2008 Through Jan. 27, 2008	Combined Six Months Ended June 30, 2008
(In millions)	Three Months Ended
Revenues	June 30, 2009	June 30, 2008
Las Vegas Region	$705.2	$873.1	$1,391.6	$1,482.5	$253.6	$1,736.1
Atlantic City Region	516.2	599.8	1,000.1	1,008.0	160.8	1,168.8
Louisiana/Mississippi Region	314.9	368.2	649.4	642.6	106.1	748.7
Iowa/Missouri Region	190.6	196.3	384.2	339.3	55.8	395.1
Illinois/Indiana Region	313.1	294.5	616.4	502.6	85.5	588.1
Other Nevada Region	114.5	140.8	229.1	248.6	38.9	287.5
Managed/International/Other	116.9	129.4	255.3	219.0	59.4	278.4

Total Revenues	$2,271.4	$2,602.1	$4,526.1	$4,442.6	$760.1	$5,202.7

Income/(loss) from operations
Las Vegas Region	$(123.3)	$199.0	$0.5	$341.9	$51.9	$393.8
Atlantic City Region	67.4	71.3	104.5	130.5	18.7	149.2
Louisiana/Mississippi Region	53.1	46.1	111.4	278.8	10.1	288.9
Iowa/Missouri Region	49.8	40.3	97.6	71.0	7.7	78.7
Illinois/Indiana Region	51.6	42.7	88.0	69.8	8.7	78.5
Other Nevada Region	11.5	11.8	19.1	25.9	0.5	26.4
Managed/International/Other	(62.0)	(46.4)	(57.1)	(73.6)	(0.3)	(73.9)
Corporate Expense	(41.7)	(36.6)	(72.0)	(61.3)	(8.5)	(69.8)
Merger and integration costs	(0.1)	(5.1)	(0.3)	(22.1)	(125.6)	(147.7)

Total Income/(loss) from operations	$6.3	$323.1	$291.7	$760.9	$(36.8)	$724.1

Property EBITDA (a)
Las Vegas Region	$210.6	$286.4	$409.2	$485.8	$76.0	$561.8
Atlantic City Region	114.5	133.1	200.7	232.8	36.4	269.2
Louisiana/Mississippi Region	80.0	77.2	165.3	144.1	18.6	162.7
Iowa/Missouri Region	62.1	53.8	123.0	94.5	13.0	107.5
Illinois/Indiana Region	72.4	59.9	139.6	96.4	13.6	110.0
Other Nevada Region	24.6	24.5	45.4	47.6	4.5	52.1
Managed/International/Other	21.3	11.1	63.6	24.0	9.1	33.1

Total Property EBITDA	$585.5	$646.0	$1,146.8	$1,125.2	$171.2	$1,296.4

Project opening costs and other items
Project opening costs	$(0.6)	$(7.2)	$(2.6)	$(10.0)	$(0.7)	$(10.7)
Insurance proceeds for hurricane losses	—	—	—	185.4	—	185.4
Impairment of intangible assets	(297.1)	—	(297.1)	—	—	—
Other write-downs, reserves and recoveries	(26.9)	(50.1)	(54.3)	(76.7)	(4.7)	(81.4)

Total Project opening costs and other items	$(324.6)	$(57.3)	$(354.0)	$98.7	$(5.4)	$93.3

(a)	Property EBITDA (earnings before interest, taxes, depreciation and amortization) consists of Income from operations before depreciation and amortization, write-downs, reserves and recoveries, project opening costs, corporate expense, merger and integration costs, income/(losses) on interests in non-consolidated affiliates and amortization of intangible assets. Property EBITDA is a supplemental financial measure used by management, as well as industry analysts, to evaluate our operations. However, Property EBITDA should not be construed as an alternative to Income from operations (as an indicator of our operating performance) or to Cash flows from operating activities (as a measure of liquidity) as determined in accordance with generally accepted accounting principles. All companies do not calculate EBITDA in the same manner. As a result, Property EBITDA as presented by our Company may not be comparable to similarly titled measures presented by other companies.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME/(LOSS) FROM OPERATIONS

(UNAUDITED)

	Successor
	Three Months Ended June 30, 2009
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$705.2	$516.2	$314.9	$190.6	$313.1	$114.5	$116.9	$2,271.4
Property operating expenses	(494.6)	(401.7)	(234.9)	(128.5)	(240.7)	(89.9)	(95.6)	(1,685.9)

Property EBITDA	210.6	114.5	80.0	62.1	72.4	24.6	21.3	585.5
Depreciation and amortization	(47.2)	(42.4)	(20.5)	(12.3)	(20.0)	(8.5)	(17.9)	(168.8)

Operating profit	163.4	72.1	59.5	49.8	52.4	16.1	3.4	416.7
Amortization of intangible assets	(19.0)	(3.8)	(5.5)	—	(0.3)	(3.5)	(11.6)	(43.7)
Income on interests in non-consolidated affiliates	—	—	0.3	—	—	—	(0.6)	(0.3)
Impairment of intangible assets	(255.1)	—	—	—	—	—	(42.0)	(297.1)
Project opening costs and other items	(12.6)	(0.9)	(1.2)	—	(0.5)	(1.1)	(11.2)	(27.5)
Corporate expense	—	—	—	—	—	—	(41.7)	(41.7)
Merger and integration costs	—	—	—	—	—	—	(0.1)	(0.1)

Income/(loss) from operations*	$(123.3)	$67.4	$53.1	$49.8	$51.6	$11.5	$(103.8)	$6.3

	Successor
	Three Months Ended June 30, 2008
(In Millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$873.1	$599.8	$368.2	$196.3	$294.5	$140.8	$129.4	$2,602.1
Property operating expenses	(586.7)	(466.7)	(291.0)	(142.5)	(234.6)	(116.3)	(118.3)	(1,956.1)

Property EBITDA	286.4	133.1	77.2	53.8	59.9	24.5	11.1	646.0
Depreciation and amortization	(48.4)	(53.8)	(22.5)	(13.6)	(13.1)	(9.2)	(15.6)	(176.2)

Operating profit	238.0	79.3	54.7	40.2	46.8	15.3	(4.5)	469.8
Amortization of intangible assets	(18.2)	(5.7)	(6.1)	0.2	(0.2)	(3.5)	(14.7)	(48.2)
Income on interests in non-consolidated affiliates	—	—	—	—	—	—	0.5	0.5
Impairment of intangible assets	—	—	—	—	—	—	—	—
Project opening costs and other items	(20.8)	(2.3)	(2.5)	(0.1)	(3.9)	—	(27.7)	(57.3)
Corporate expense	—	—	—	—	—	—	(36.6)	(36.6)
Merger and integration costs	—	—	—	—	—	—	(5.1)	(5.1)

Income/(loss) from operations*	$199.0	$71.3	$46.1	$40.3	$42.7	$11.8	$(88.1)	$323.1

*	Total Income from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our CONSOLIDATED SUMMARY OF OPERATIONS. See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional income and expenses recorded in the determination of Net loss attributable to Harrah’s Entertainment, Inc.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME/(LOSS) FROM OPERATIONS

(UNAUDITED)

	Successor
	Six Months Ended June 30, 2009
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$1,391.6	$1,000.1	$649.4	$384.2	$616.4	$229.1	$255.3	$4,526.1
Property operating expenses	(982.4)	(799.4)	(484.1)	(261.2)	(476.8)	(183.7)	(191.7)	(3,379.3)

Property EBITDA	409.2	200.7	165.3	123.0	139.6	45.4	63.6	1,146.8
Depreciation and amortization	(93.0)	(85.3)	(40.8)	(25.2)	(42.5)	(17.9)	(36.5)	(341.2)

Operating profit	316.2	115.4	124.5	97.8	97.1	27.5	27.1	805.6
Amortization of intangible assets	(38.0)	(7.6)	(10.9)	—	(0.7)	(7.0)	(23.3)	(87.5)
Income on interests in non-consolidated affiliates	—	—	0.5	—	—	—	(0.6)	(0.1)
Impairment of intangible assets	(255.1)	—	—	—	—	—	(42.0)	(297.1)
Project opening costs and other items	(22.6)	(3.3)	(2.7)	(0.2)	(8.4)	(1.4)	(18.3)	(56.9)
Corporate expense	—	—	—	—	—	—	(72.0)	(72.0)
Merger and integration costs	—	—	—	—	—	—	(0.3)	(0.3)

Income/(loss) from operations*	$0.5	$104.5	$111.4	$97.6	$88.0	$19.1	$(129.4)	$291.7

	Combined
	Jan. 1, 2008 Through June 30, 2008
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$1,736.1	$1,168.8	$748.7	$395.1	$588.1	$287.5	$278.4	$5,202.7
Property operating expenses	(1,174.3)	(899.6)	(586.0)	(287.6)	(478.1)	(235.4)	(245.3)	(3,906.3)

Property EBITDA	561.8	269.2	162.7	107.5	110.0	52.1	33.1	1,296.4
Depreciation and amortization	(101.8)	(103.6)	(46.0)	(28.4)	(25.8)	(19.6)	(38.7)	(363.9)

Operating profit	460.0	165.6	116.7	79.1	84.2	32.5	(5.6)	932.5
Amortization of intangible assets	(32.4)	(12.1)	(11.2)	(0.2)	(1.3)	(6.0)	(22.8)	(86.0)
Income on interests in non-consolidated affiliates	—	—	—	—	—	—	1.8	1.8
Project opening costs and other items	(33.8)	(4.3)	183.4	(0.2)	(4.4)	(0.1)	(47.3)	93.3
Corporate expense	—	—	—	—	—	—	(69.8)	(69.8)
Merger and integration costs	—	—	—	—	—	—	(147.7)	(147.7)

Income/(loss) from operations*	$393.8	$149.2	$288.9	$78.7	$78.5	$26.4	$(291.4)	$724.1

*	Total Income from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our CONSOLIDATED SUMMARY OF OPERATIONS. See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional income and expenses recorded in the determination of Net loss attributable to Harrah’s Entertainment, Inc.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME/(LOSS) FROM OPERATIONS

(UNAUDITED)

	Successor
	Jan. 28, 2008 Through June 30, 2008
	Las	Atlantic	Louisiana/	Iowa/	Illinois/	Other
	Vegas	City	Mississippi	Missouri	Indiana	Nevada
(In millions)	Region	Region	Region	Region	Region	Region	Other	Total
Revenues	$1,482.5	$1,008.0	$642.6	$339.3	$502.6	$248.6	$219.0	$4,442.6
Property operating expenses	(996.7)	(775.2)	(498.5)	(244.8)	(406.2)	(201.0)	(195.0)	(3,317.4)

Property EBITDA	485.8	232.8	144.1	94.5	96.4	47.6	24.0	1,125.2
Depreciation and amortization	(83.1)	(87.9)	(37.4)	(23.3)	(21.5)	(15.7)	(31.5)	(300.4)

Operating profit	402.7	144.9	106.7	71.2	74.9	31.9	(7.5)	824.8
Amortization of intangible assets	(31.4)	(10.2)	(10.7)	—	(0.7)	(5.9)	(21.6)	(80.5)
Income on interests in non-consolidated affiliates	—	—	—	—	—	—	1.3	1.3
Project opening costs and other items	(29.4)	(4.2)	182.8	(0.2)	(4.4)	(0.1)	(45.8)	98.7
Corporate expense	—	—	—	—	—	—	(61.3)	(61.3)
Merger and integration costs	—	—	—	—	—	—	(22.1)	(22.1)

Income/(loss) from operations*	$341.9	$130.5	$278.8	$71.0	$69.8	$25.9	$(157.0)	$760.9

	Predecessor
	Jan. 1, 2008 Through Jan. 27, 2008
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$253.6	$160.8	$106.1	$55.8	$85.5	$38.9	$59.4	$760.1
Property operating expenses	(177.6)	(124.4)	(87.5)	(42.8)	(71.9)	(34.4)	(50.3)	(588.9)

Property EBITDA	76.0	36.4	18.6	13.0	13.6	4.5	9.1	171.2
Depreciation and amortization	(18.7)	(15.7)	(8.6)	(5.1)	(4.3)	(3.9)	(7.2)	(63.5)

Operating profit	57.3	20.7	10.0	7.9	9.3	0.6	1.9	107.7
Amortization of intangible assets	(1.0)	(1.9)	(0.5)	(0.2)	(0.6)	(0.1)	(1.2)	(5.5)
Income on interests in non-consolidated affiliates	—	—	—	—	—	—	0.5	0.5
Project opening costs and other items	(4.4)	(0.1)	0.6	—	—	—	(1.5)	(5.4)
Corporate expense	—	—	—	—	—	—	(8.5)	(8.5)
Merger and integration costs	—	—	—	—	—	—	(125.6)	(125.6)

Income/(loss) from operations*	$51.9	$18.7	$10.1	$7.7	$8.7	$0.5	$(134.4)	$(36.8)

*	Total Income/(loss) from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our CONSOLIDATED SUMMARY OF OPERATIONS. See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional income and expenses recorded in the determination of Net loss attributable to Harrah’s Entertainment, Inc.

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF INCOME/(LOSS) FROM CONTINUING OPERATIONS TO LTM ADJUSTED EBITDA

(UNAUDITED)

Last twelve months (LTM) Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes and senior toggle notes, the interim loan agreement and/or our new senior credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting LTM Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of LTM Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles Income/(loss) from continuing operations, net of tax and LTM Adjusted EBITDA of Harrah’s Entertainment, Inc. for the Successor period for the six months ended June 30, 2009, the Predecessor period from January 1, 2008 through January 27, 2008, the Successor period from January 28, 2008 through June 30, 2008 and the Successor period from January 28, 2008 through December 31, 2008.

(In millions)	(1) Successor Six Months Ended June 30, 2009 (a)	Predecessor Jan. 1, 2008 Through Jan. 27, 2008	Successor Jan. 28, 2008 Through June 30, 2008	(2) Combined Jan. 1, 2008 Through June 30, 2008	Predecessor Jan. 1, 2008 Through Jan. 27, 2008	Successor Jan. 28, 2008 Through Dec. 31, 2008 (a)	(3) Combined Jan. 1, 2008 Through Dec. 31, 2008 (a)	(1)-(2)+(3) LTM
Income/(loss) from continuing operations, net of tax	$2,153.2	$(99.4)	$(273.1)	$(372.5)	$(99.4)	$(5,174.7)	$(5,274.1)	$(2,748.4)
Net (income)/loss attributable to non-controlling interests	(12.9)	(1.6)	1.0	(0.6)	(1.6)	(12.0)	(13.6)	(25.9)
Interest expense, net	941.1	89.7	925.0	1,014.7	89.7	2,041.2	2,130.9	2,057.3
Provision/(benefit) for income taxes	1,478.1`	(26.0)	(101.7)	(127.7)	(26.0)	(360.4)	(386.4)	1,219.4
Depreciation and amortization	435.5	72.7	389.2	461.9	72.7	805.2	877.9	851.5

EBITDA	4,995.0	35.4	940.4	975.8	35.4	(2,700.7)	(2,665.3)	1,353.9
Project opening costs, abandoned projects and development costs (b)	2.6	0.9	11.6	12.5	0.9	31.6	32.5	22.6
Merger and integration costs	0.3	125.6	22.1	147.7	125.6	24.0	149.6	2.2
(Gain)/losses on early extinguishment of debt (c)	(4,280.7)	—	211.3	211.3	—	(742.1)	(742.1)	(5,234.1)
Net income attributable to non-controlling interests, net of distributions (d)	4.4	1.0	(5.4)	(4.4)	1.0	(7.4)	(6.4)	2.4
Impairment of goodwill, intangible assets and investment securities	297.1	—	—	—	—	5,489.6	5,489.6	5,786.7
Non-cash expense for stock compensation benefits (e)	8.4	2.4	6.8	9.2	2.4	16.3	18.7	17.9
Income from insurance claims for hurricane losses (f)	—	—	(185.7)	(185.7)	—	(185.4)	(185.4)	0.3
Other non-recurring or non-cash items (g)	85.8	6.7	87.2	93.9	6.7	249.9	256.6	248.5
Pro forma adjustment for acquired, new or disposed properties (h)								2.0
Pro forma adjustment for yet-to-be realized cost savings (i)								305.0

LTM adjusted EBITDA								$2,507.4

(a)	2009 and 2008 includes the impairment of goodwill and intangible assets.

(b)	Represents (i) project opening costs incurred in connection with expansion and renovation projects at various properties; (ii) write-off of abandoned development projects; and (iii) non-recurring strategic planning and restructuring costs.

(c)	Represents (i) the difference between the net book value and cash paid for notes exchanged and retired for cash; (ii) the difference between the net book value of the old notes and the fair market value of new notes issued; and (iii) the write-off of historical unamortized deferred financing costs and unamortized market value premiums/discounts.

(d)	Represents minority owners’ share of income from our majority-owned subsidiaries, net of cash distributions to minority owners.

(e)	Represents non-cash compensation expense related to stock options.

(f)	Represents non-recurring insurance recoveries related to Hurricane Katrina.

(g)	Represents the elimination of other non-recurring and non-cash items such as litigation awards and settlements, severance and relocation costs, excess gaming taxes, gains and losses from disposal of assets, equity in non-consolidated subsidiaries (net of distributions) and one-time costs relating to new state gaming legislation.

(h)	Represents the full period estimated impact of newly completed construction projects.

(i)	Represents the cost savings realized from our previously announced profitability improvement program.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME/(LOSS) FROM OPERATIONS

(UNAUDITED)

	Successor
	Three Months Ended June 30, 2009
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$306.6	$390.9	$314.9	$190.6	$313.1	$78.9	$134.7	$1,729.7
Property operating expenses	(224.4)	(309.9)	(234.9)	(128.5)	(240.7)	(65.4)	(98.1)	(1,301.9)

Property EBITDA	82.2	81.0	80.0	62.1	72.4	13.5	36.6	427.8
Depreciation and amortization	(21.2)	(29.7)	(20.5)	(12.3)	(20.0)	(6.4)	(18.5)	(128.6)

Operating profit	61.0	51.3	59.5	49.8	52.4	7.1	18.1	299.2
Amortization of intangible assets	(8.1)	(2.7)	(5.5)	—	(0.3)	(0.6)	(11.6)	(28.8)
Income on interests in non-consolidated affiliates	—	0.8	0.3	—	—	—	(0.6)	0.5
Impairment of intangible assets	—	—	—	—	—	—	(42.0)	(42.0)
Project opening costs and other items	(1.6)	(0.6)	(1.2)	—	(0.5)	(1.1)	(11.0)	(16.0)
Corporate expense	—	—	—	—	—	—	(15.4)	(15.4)
Merger and integration costs	—	—	—	—	—	—	(0.1)	(0.1)

Income/(loss) from operations*	$51.3	$48.8	$53.1	$49.8	$51.6	$5.4	$(62.6)	$197.4

	Successor
	Three Months Ended June 30, 2008
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$380.9	$460.4	$368.2	$196.3	$294.5	$96.6	$152.1	$1,949.0
Property operating expenses	(266.0)	(365.4)	(291.0)	(142.5)	(234.6)	(84.1)	(128.7)	(1,512.3)

Property EBITDA	114.9	95.0	77.2	53.8	59.9	12.5	23.4	436.7
Depreciation and amortization	(21.3)	(39.3)	(22.5)	(13.6)	(13.1)	(7.0)	(15.6)	(132.4)

Operating profit	93.6	55.7	54.7	40.2	46.8	5.5	7.8	304.3
Amortization of intangible assets	(7.7)	(3.0)	(6.1)	0.2	(0.2)	(0.6)	(14.8)	(32.2)
Income on interests in non-consolidated affiliates	—	—	—	—	—	—	0.5	0.5
Project opening costs and other items	(2.1)	(1.4)	(2.5)	(0.1)	(3.9)	—	(27.9)	(37.9)
Corporate expense	—	—	—	—	—	—	(28.8)	(28.8)
Merger and integration costs	—	—	—	—	—	—	(5.1)	(5.1)

Income/(loss) from operations*	$83.8	$51.3	$46.1	$40.3	$42.7	$4.9	$(68.3)	$200.8

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME/(LOSS) FROM OPERATIONS

(UNAUDITED)

	Successor
	Six Months Ended June 30, 2009
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$611.8	$760.7	$649.4	$384.2	$616.4	$157.0	$302.7	$3,482.2
Property operating expenses	(451.0)	(619.7)	(484.1)	(261.2)	(476.8)	(134.2)	(209.0)	(2,636.0)

Property EBITDA	160.8	141.0	165.3	123.0	139.6	22.8	93.7	846.2
Depreciation and amortization	(41.9)	(60.9)	(40.8)	(25.2)	(42.5)	(13.8)	(37.5)	(262.6)

Operating profit	118.9	80.1	124.5	97.8	97.1	9.0	56.2	583.6
Amortization of intangible assets	(16.1)	(5.5)	(10.9)	—	(0.7)	(1.1)	(23.4)	(57.7)
Income on interests in non-consolidated affiliates	—	1.5	0.5	—	—	—	(0.6)	1.4
Impairments of intangible assets	—	—	—	—	—	—	(42.0)	(42.0)
Project opening costs and other items	(2.6)	(2.2)	(2.7)	(0.2)	(8.4)	(1.3)	(18.3)	(35.7)
Corporate expense	—	—	—	—	—	—	(33.7)	(33.7)
Merger and integration costs	—	—	—	—	—	—	(0.3)	(0.3)

Income from operations*	$100.2	$73.9	$111.4	$97.6	$88.0	$6.6	$(62.1)	$415.6

	Combined
	Jan. 1, 2008 Through June 30, 2008
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$759.9	$906.7	$748.7	$395.1	$588.1	$199.1	$319.3	$3,916.9
Property operating expenses	(529.8)	(715.7)	(586.0)	(287.6)	(478.1)	(171.7)	(258.5)	(3,027.4)

Property EBITDA	230.1	191.0	162.7	107.5	110.0	27.4	60.8	889.5
Depreciation and amortization	(43.6)	(76.3)	(46.0)	(28.4)	(25.8)	(15.1)	(38.6)	(273.8)

Operating profit	186.5	114.7	116.7	79.1	84.2	12.3	22.2	615.7
Amortization of intangible assets	(14.4)	(7.4)	(11.2)	(0.2)	(1.3)	(1.1)	(22.8)	(58.4)
Income on interests in non-consolidated affiliates	—	—	—	—	—	—	1.8	1.8
Project opening costs and other items	(2.1)	(2.9)	183.4	(0.2)	(4.4)	—	(47.5)	126.3
Corporate expense	—	—	—	—	—	—	(44.1)	(44.1)
Merger and integration costs	—	—	—	—	—	—	(147.7)	(147.7)

Income/(loss) from operations*	$170.0	$104.4	$288.9	$78.7	$78.5	$11.2	$(238.1)	$493.6

*	Total Income from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our CONSOLIDATED SUMMARY OF OPERATIONS. See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional income and expenses recorded in the determination of Net loss attributable to Harrah’s Operating Company, Inc.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF PROPERTY EBITDA TO INCOME/(LOSS) FROM OPERATIONS

(UNAUDITED)

	Successor
	Jan. 28, 2008 Through June 30, 2008
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$641.4	$780.9	$642.6	$339.3	$502.6	$172.3	$260.3	$3,339.4
Property operating expenses	(449.4)	(611.8)	(498.5)	(244.8)	(406.2)	(146.1)	(202.7)	(2,559.5)

Property EBITDA	192.0	169.1	144.1	94.5	96.4	26.2	57.6	779.9
Depreciation and amortization	(36.2)	(64.4)	(37.4)	(23.3)	(21.5)	(12.1)	(31.4)	(226.3)

Operating profit	155.8	104.7	106.7	71.2	74.9	14.1	26.2	553.6
Amortization of intangible assets	(13.4)	(5.5)	(10.7)	—	(0.7)	(1.0)	(21.6)	(52.9)
Income on interests in non-consolidated affiliates	—	—	—	—	—	—	1.3	1.3
Project opening costs and other items	(2.1)	(2.8)	182.8	(0.2)	(4.4)	—	(46.1)	127.2
Corporate expense	—	—	—	—	—	—	(70.3)	(70.3)
Merger and integration costs	—	—	—	—	—	—	(22.1)	(22.1)

Income/(loss) from operations*	$140.3	$96.4	$278.8	$71.0	$69.8	$13.1	$(132.6)	$536.8

	Predecessor
	Jan. 1, 2008 Through Jan. 27, 2008
(In millions)	Las Vegas Region	Atlantic City Region	Louisiana/ Mississippi Region	Iowa/ Missouri Region	Illinois/ Indiana Region	Other Nevada Region	Other	Total
Revenues	$118.5	$125.8	$106.1	$55.8	$85.5	$26.8	$59.0	$577.5
Property operating expenses	(80.4)	(103.9)	(87.5)	(42.8)	(71.9)	(25.6)	(55.8)	(467.9)

Property EBITDA	38.1	21.9	18.6	13.0	13.6	1.2	3.2	109.6
Depreciation and amortization	(7.4)	(11.9)	(8.6)	(5.1)	(4.3)	(3.0)	(7.2)	(47.5)

Operating profit	30.7	10.0	10.0	7.9	9.3	(1.8)	(4.0)	62.1
Amortization of intangible assets	(1.0)	(1.9)	(0.5)	(0.2)	(0.6)	(0.1)	(1.2)	(5.5)
Income on interests in non-consolidated affiliates	—	—	—	—	—	—	0.5	0.5
Project opening costs and other items	—	(0.1)	0.6	—	—	—	(1.4)	(0.9)
Corporate expense	—	—	—	—	—	—	26.2	26.2
Merger and integration costs	—	—	—	—	—	—	(125.6)	(125.6)

Income/(loss) from operations*	$29.7	$8.0	$10.1	$7.7	$8.7	$(1.9)	$(105.5)	$(43.2)

*	Total Income/(loss) from operations as reported on this schedule corresponds with the amounts reported for the respective periods on our CONSOLIDATED SUMMARY OF OPERATIONS. See our CONSOLIDATED SUMMARY OF OPERATIONS for the additional income and expenses recorded in the determination of Net loss attributable to Harrah’s Operating Company, Inc.

HARRAH’S OPERATING COMPANY, A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

CALCULATION OF ADJUSTED EBITDA

(UNAUDITED)

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes and senior toggle notes, the interim loan agreement and/or our new senior credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

In connection with the acquisition of the Company by affiliates of Apollo Global Management, LLC and TPG Capital, LP, eight of our properties and their related operating assets were spun off from Harrah’s Operating Company to Harrah’s Entertainment through a series of distributions, liquidations, transfers and contributions, collectively referred to as the “the CMBS Spin-Off.” The eight properties, as of the closing, are Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Showboat Atlantic City, Harrah’s Lake Tahoe, Harvey’s Lake Tahoe and Bill’s Lake Tahoe. Subsequent to the closing and subject to regulatory approval, Paris Las Vegas and Harrah’s Laughlin and their related operating assets will be spun off from Harrah’s Operating Company and its subsidiaries to Harrah’s Entertainment, and Harrah’s Lake Tahoe, Harvey’s Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City and their related operating assets will be transferred to subsidiaries of Harrah’s Operating Company from Harrah’s Entertainment (the “Post-Close CMBS Transaction”). The properties spun off from Harrah’s Operating Company and owned by Harrah’s Entertainment, whether at closing or after the subsequent transfer, will collectively be referred to as “the CMBS properties.” We refer to the CMBS Spin-Off and the Post-Closing CMBS Transaction as the “CMBS Transactions.”

Also in connection with the acquisition by affiliates of Apollo and TPG, London Clubs International Limited (“London Clubs”) and its subsidiaries, with the exception of the subsidiaries related to the South Africa operations, became subsidiaries of Harrah’s Operating Company (“the London Clubs Transfer”). London Clubs and its subsidiaries were previously subsidiaries of Harrah Entertainment.

LTM Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments required or permitted in calculating covenant compliance under the indenture governing the senior notes and senior toggle notes, the interim loan agreement and/or our new senior credit facilities. We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting LTM Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Because not all companies use identical calculations, our presentation of LTM Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

The following table reconciles Income/(loss) from continuing operations, net of tax and LTM Adjusted EBITDA of Harrah’s Operating for the Successor period for the six months ended June 30, 2009; the Predecessor period from January 1, 2008 through January 27, 2008 and Successor period from January 28, 2008 through June 30, 2008, which includes the South Africa operations; and the Predecessor period from January 1, 2008 through January 27, 2008 and Successor period from January 28, 2008 through December 31, 2008:

HARRAH’S OPERATING COMPANY, A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

SUPPLEMENTAL INFORMATION

RECONCILIATION OF INCOME/(LOSS) FROM CONTINUING OPERATIONS TO LTM ADJUSTED EBITDA

(UNAUDITED)

(In millions)	(1) Successor Six Months Ended June 30,2009 (b)	Predecessor Jan. 1, 2008 Through Jan. 27, 2008	Successor Jan. 28, 2008 Through June 30, 2008	(2) Combined Jan. 1, 2008 Through June 30, 2008	Predecessor Jan. 1, 2008 Through Jan. 27, 2008 (j)	Successor Jan. 28, 2008 Through Dec. 31, 2008 (a)(b)	(3) Combined Jan. 1, 2008 Through Dec. 31, 2008 (b	(1)-(2)+(3) LTM
Income/(loss) from continuing operations, net of tax	$2,170.8	$(106.2)	$(299.5)	$(405.7)	$(106.2)	$(3,390.5)	$(3,496.7)	$(920.2)
Net (income)/loss attributable to non-controlling interests	(9.8)	(1.4)	4.1	2.7	(1.4)	(6.4)	(7.8)	(20.3)
Interest expense, net	826.9	85.7	762.7	848.4	85.7	1,675.4	1,761.1	1,739.6
Provision/(benefit) for income taxes	1,350.8	(21.6)	(137.1)	(158.7)	(21.6)	(378.5)	(400.1)	1,109.4
Depreciation and amortization	327.1	56.7	287.5	344.2	56.7	597.2	653.9	636.8

EBITDA	4,665.8	13.2	617.7	630.9	13.2	(1,502.8)	(1,489.6)	2,545.3
Project opening costs, abandoned projects and development costs (c)	2.2	0.9	10.5	11.4	0.9	30.0	30.9	21.7
Merger and integration costs	0.3	125.6	22.1	147.7	125.6	24.0	149.6	2.2
(Gain)/losses on early extinguishment of debt (d)	(3,932.9)	—	211.3	211.3	—	(742.1)	(742.1)	(4,886.3)
Net income attributable to non-controlling interests, net of distributions (e)	4.0	0.8	(5.7)	(4.9)	0.8	(7.2)	(6.4)	2.5
Impairment of goodwill, intangible assets and investment securities	42.0	—	—	—	—	3,745.2	3,745.2	3,787.2
Non-cash expense for stock compensation benefits (f)	6.2	1.7	5.1	6.8	1.7	12.1	13.8	13.2
Income from insurance claims for hurricane losses (g)	—	—	(185.7)	(185.7)	—	(185.4)	(185.4)	0.3
Other non-recurring or non-cash items (h)	41.6	0.8	50.2	51.0	0.8	130.1	130.9	121.5
Pro forma adjustment for acquired, new or disposed properties (i)								2.0
Pro forma adjustment for yet-to-be realized cost savings (j)								219.6

LTM adjusted EBITDA								$1,829.2

(a)	Includes operating results of South Africa.

(b)	2009 and 2008 includes the impairment of goodwill and intangible assets.

(c)	Represents (i) project opening costs incurred in connection with expansion and renovation projects at various properties; (ii) write-off of abandoned development projects; and (iii) non-recurring strategic planning and restructuring costs.

(d)	Represents (i) the difference between the net book value and cash paid for notes exchanged and retired for cash; (ii) the difference between the net book value of the old notes and the fair market value of new notes issued; and (iii) the write-off of historical unamortized deferred financing costs and unamortized market value premiums/discounts.

(e)	Represents minority owners’ share of income from our majority-owned subsidiaries, net of cash distributions to minority owners.

(f)	Represents non-cash compensation expense related to stock options.

(g)	Represents non-recurring insurance recoveries related to Hurricane Katrina.

(h)	Represents the elimination of other non-recurring and non-cash items such as litigation awards and settlements, severance and relocation costs, excess gaming taxes, gains and losses from disposal of assets, equity in non-consolidated subsidiaries (net of distributions) and one-time costs relating to new state gaming legislation.

(i)	Represents the full period estimated impact of newly completed construction projects.

(j)	Represents the cost savings realized from our previously announced profitability improvement program.

The following tables present the condensed combined statement of operations of Harrah’s Operating Company, Inc. for the quarter and six months ended June 30, 2009, the quarter ended June 30, 2008, the Successor period from January 28, 2008 through June 30, 2008, and the Predecessor period from January 1, 2008 through January 27, 2008, taking into consideration the CMBS Transactions and the London Clubs Transfer:

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

CONDENSED COMBINED STATEMENT OF OPERATIONS

(SUCCESSOR)

FOR THE THREE MONTHS ENDED JUNE 30, 2009

(UNAUDITED)

(In millions)	Harrah’s Entertainment (a)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts (b)	HOC(c)
Revenues	$2,271.4	$(541.7)	$1,729.7
Property operating expenses	(1,685.9)	384.0	(1,301.9)
Depreciation and amortization	(168.8)	40.2	(128.6)

Operating profit	416.7	(117.5)	299.2
Corporate expense	(41.7)	26.3	(15.4)
Merger and integration costs	(0.1)	—	(0.1)
Income on interests in non-consolidated affiliates	(0.3)	0.8	0.5
Amortization of intangible assets	(43.7)	14.9	(28.8)
Impairment of intangible assets	(297.1)	255.1	(42.0)
Project opening costs and other items	(27.5)	11.5	(16.0)

Income/(loss) from operations	6.3	191.1	197.4
Interest expense, net of interest capitalized	(463.4)	48.2	(415.2)
Gains on early extinguishment of debt	4,279.5	(347.8)	3,931.7
Other income, including interest income	10.6	(0.2)	10.4

Income/(loss) before income taxes	3,833.0	(108.7)	3,724.3
Income tax (provision)/benefit	(1,552.4)	127.7	(1,424.7)

Income/(loss)/income from continuing operations, net of tax	2,280.6	19.0	2,299.6
Discontinued operations, net of tax	(0.1)	—	(0.1)

Net income/(loss)	2,280.5	19.0	2,299.5
Less: net income attributable to non-controlling interests	(7.7)	1.8	(5.9)

Net income attributable to Harrah’s Operating Company, Inc	$2,272.8	$20.8	$2,293.6

(a)	Represents the financial information of Harrah’s Entertainment.

(b)	Represents the removal of (i) the financial information of all subsidiaries of Harrah’s Entertainment that are not a component of HOC, primarily, captive insurance companies and the CMBS properties; and (ii) accounts at Harrah’s Entertainment.

(c)	Represents the financial information of HOC.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(SUCCESSOR)

FOR THE THREE MONTHS ENDED JUNE 30, 2008

(UNAUDITED)

(In millions)	Harrah’s Entertainment (a)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts (b)	HOC(c)
Revenues	$2,602.1	$(653.1)	$1,949.0
Property operating expenses	(1,956.1)	443.8	(1,512.3)
Depreciation and amortization	(176.2)	43.8	(132.4)

Operating profit	469.8	(165.5)	304.3
Corporate expense	(36.6)	7.8	(28.8)
Merger and integration costs	(5.1)	—	(5.1)
Income on interests in non-consolidated affiliates	0.5	—	0.5
Amortization of intangible assets	(48.2)	16.0	(32.2)
Impairment of intangible assets	—	—	—
Project opening costs and other items	(57.3)	19.4	(37.9)

Income from operations	323.1	(122.3)	200.8
Interest expense, net of interest capitalized	(468.0)	73.1	(394.9)
Other income, including interest income	3.8	4.1	7.9

(Loss)/income before income taxes	(141.1)	(45.1)	(186.2)
Income tax benefit/(provision)	43.5	21.5	65.0

(Loss)/income from continuing operations, net of tax (d)	(97.6)	(23.6)	(121.2)
Discontinued operations, net of tax	0.4	—	0.4

Net (loss)/income (d)	(97.2)	(23.6)	(120.8)
Less: net income attributable to non-controlling interests	(0.4)	1.8	1.4

Net loss/(income) attributable to Harrah’s Operating Company, Inc	$(97.6)	$(21.8)	$(119.4)

(a)	Represents the financial information of Harrah’s Entertainment.

(b)	Represents the financial information of (i) all subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies and the CMBS properties, and (ii) accounts at Harrah’s Entertainment.

(c)	Represents the financial information of HOC.

(d)	Due to the January 1, 2009 adoption of a recent accounting pronouncement, certain 2008 amounts have been recasted to conform to the 2009 presentation.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

CONDENSED COMBINED STATEMENT OF OPERATIONS

(SUCCESSOR)

FOR THE SIX MONTHS ENDED JUNE 30, 2009

(UNAUDITED)

(In millions)	Harrah’s Entertainment (a)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts (b)	HOC(c)
Revenues	$4,526.1	$(1,043.9)	$3,482.2
Property operating expenses	(3,379.3)	743.3	(2,636.0)
Depreciation and amortization	(341.2)	78.6	(262.6)

Operating profit	805.6	(222.0)	583.6
Corporate expense	(72.0)	38.3	(33.7)
Merger and integration costs	(0.3)	—	(0.3)
Income on interests in non-consolidated affiliates	(0.1)	1.5	1.4
Amortization of intangible assets	(87.5)	29.8	(57.7)
Impairment of intangible assets	(297.1)	255.1	(42.0)
Project opening costs and other items	(56.9)	21.2	(35.7)

Income /(loss)from operations	291.7	123.9	415.6
Interest expense, net of interest capitalized	(960.2)	114.7	(845.5)
Gains on early extinguishment of debt	4,280.7	(347.8)	3,932.9
Other income, including interest income	19.1	(0.5)	18.6

Income before income taxes	3,631.3	(109.7)	3,521.6
Income tax (provision)/benefit	(1,478.1)	127.3	(1,350.8)

Income from continuing operations, net of tax	2,153.2	17.6	2,170.8
Discontinued operations, net of tax	(0.2)	—	(0.2)

Net income	2,153.0	17.6	2,170.6
Less: net income attributable to non-controlling interests	(12.9)	3.1	(9.8)

Net income attributable to Harrah’s Operating Company, Inc	$2,140.1	$20.7	$2,160.8

(a)	Represents the financial information of Harrah’s Entertainment.

(b)	Represents the financial information of (i) all subsidiaries of Harrah’s Entertainment that are not a component of HOC, primarily, captive insurance companies and the CMBS properties, and (ii) accounts at Harrah’s Entertainment.

(c)	Represents the financial information of HOC.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(SUCCESSOR)

FOR THE PERIOD FROM JANUARY 28, 2008 THROUGH JUNE 30, 2008

(UNAUDITED)

(In millions)	Harrah’s Entertainment (a)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts (b)	HOC(c)
Revenues	$4,442.6	$(1,103.2)	$3,339.4
Property operating expenses	(3,317.4)	757.9	(2,559.5)
Depreciation and amortization	(300.4)	74.1	(226.3)

Operating profit	824.8	(271.2)	553.6
Corporate expense	(61.3)	(9.0)	(70.3)
Merger and integration costs	(22.1)	—	(22.1)
Income on interests in non-consolidated affiliates	1.3	—	1.3
Amortization of intangible assets	(80.5)	27.6	(52.9)
Project opening costs and other items	98.7	28.5	127.2

Income from operations	760.9	(224.1)	536.8
Interest expense, net of interest capitalized	(935.9)	162.3	(773.6)
Loss on early extinguishment of debt	(211.3)	—	(211.3)
Other income, including interest income	11.5	—	11.5

(Loss)/income before income taxes	(374.8)	(61.8)	(436.6)
Income tax benefit/(provision)	101.7	35.4	137.1

(Loss)/income from continuing operations, net of tax (d)	(273.1)	(26.4)	(299.5)
Discontinued operations, net of tax	87.6	—	87.6

Net (loss)/income (d)	(185.5)	(26.4)	(211.9)
Less: net loss/(income) attributable to non-controlling interests	1.0	3.1	4.1

Net (loss)/income attributable to Harrah’s Operating Company, Inc	$(184.5)	$(23.3)	$(207.8)

(a)	Represents the financial information of Harrah’s Entertainment.

(b)	Represents the removal of (i) financial information of all subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies, the CMBS properties and South Africa interests; and (ii) accounts at Harrah’s Entertainment.

(c)	Represents the financial information of HOC.

(d)	Due to the January 1, 2009 adoption of a recent accounting pronouncement, certain 2008 amounts have been recasted to conform to the 2009 presentation.

HARRAH’S OPERATING COMPANY, INC., A WHOLLY OWNED SUBSIDIARY OF

HARRAH’S ENTERTAINMENT, INC.

CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(PREDECESSOR)

FOR THE PERIOD FROM JANUARY 1, 2008 THROUGH JANUARY 27, 2008

(UNAUDITED)

(In millions)	Harrah’s Entertainment(a)	HET Parent and Other Harrah’s Entertainment Subsidiaries and Accounts(b)	Historical HOC(c)	CMBS Transactions(d)	London Clubs Transfer(e)	HOC Restructured
Revenues	$760.1	$(34.3)	$725.8	$(182.3)	$34.0	$577.5
Property operating expenses	(588.9)	28.5	(560.4)	126.5	(34.0)	(467.9)
Depreciation and amortization	(63.5)	1.6	(61.9)	16.0	(1.6)	(47.5)

Operating profit/(loss)	107.7	(4.2)	103.5	(39.8)	(1.6)	62.1
Corporate expense	(8.5)	—	(8.5)	34.7	—	26.2
Merger and integration costs	(125.6)	—	(125.6)	—	—	(125.6)
Income on interests in non-consolidated affiliates	0.5	—	0.5	—	—	0.5
Amortization of intangible assets	(5.5)	0.2	(5.3)	—	(0.2)	(5.5)
Project opening costs and other items	(5.4)	0.7	(4.7)	4.5	(0.7)	(0.9)

(Loss)/income from operations	(36.8)	(3.3)	(40.1)	(0.6)	(2.5)	(43.2)
Interest expense, net of interest capitalized	(89.7)	—	(89.7)	—	—	(89.7)
Other income/(expense) including interest income	1.1	(3.3)	(2.2)	4.0	3.3	5.1

(Loss)/income before income taxes	(125.4)	(6.6)	(132.0)	3.4	0.8	(127.8)
Income tax benefit/(provision)	26.0	(4.1)	21.9	(1.2)	0.9	21.6

(Loss)/income from continuing operations, net of tax (f)	(99.4)	(10.7)	(110.1)	2.2	1.7	(106.2)
Discontinued operations, net of tax	0.1	—	0.1	—	—	0.1

Net (loss)/income(f)	(99.3)	(10.7)	(110.0)	2.2	1.7	(106.1)
Less: net income attributable to non-controlling interests	(1.6)	0.9	(0.7)	0.2	(0.9)	(1.4)

Net (loss)/income attributable to Harrah’s Operating Company, Inc	$(100.9)	$(9.8)	$(110.7)	$2.4	$0.8	$(107.5)

(a)	Represents the financial information of Harrah’s Entertainment.

(b)	Represents the removal of (i) the financial information of all subsidiaries of Harrah’s Entertainment that are not a component of HOC, namely, captive insurance companies and London Clubs and its subsidiaries; and (ii) accounts at Harrah’s Entertainment.

(c)	Represents the historical financial information of HOC.

(d)	Reflects the removal of the operating results of the CMBS properties, pursuant to the CMBS Transactions in which certain properties and operations of HOC were spun-off into a separate borrowing structure and held side-by-side with HOC under Harrah’s Entertainment. The operating expenses of HOC include unallocated costs attributable to services that have been performed by HOC on behalf of the CMBS properties. These costs are primarily related to corporate functions such as accounting, tax, treasury, payroll and benefits administration, risk management, legal, and information management and technology. The CMBS spin-off reflects the push-down of corporate expense of $34.7 million that was unallocated at January 27, 2008. Following the Acquisition, many of these services will continue to be provided by HOC pursuant to a shared services agreement with the CMBS properties.

(e)	Reflects the inclusion of the London Clubs operating results pursuant to the London Clubs Transfer, in which London Clubs and its subsidiaries became subsidiaries of HOC.

(f)	Due to the January 1, 2009 adoption of a recent accounting pronouncement, certain 2008 amounts have been recasted to conform to the 2009 presentations.